EXHIBIT 10.1

TWELFTH AMENDMENT TO FOURTH AMENDED AND RESTATED

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS TWELFTH AMENDMENT TO FOURTH AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (the “Amendment”) is made this 8th day of April, 2005, by and among WinCup Holdings, Inc., Radnor Chemical Corporation, StyroChem U.S., Ltd., Radnor Holdings Corporation (“Radnor”), Radnor Delaware II, Inc., StyroChem Delaware, Inc., WinCup Texas, Ltd., StyroChem GP, L.L.C., StyroChem LP, L.L.C., WinCup GP, L.L.C., and WinCup LP, L.L.C. (each individually a “Borrower” and collectively, “Borrowers”), and PNC Bank, National Association (“PNC”), as Lead Arranger and Administrative Agent (defined below), Fleet Capital Corporation (“Fleet”), as Documentation Agent (defined below) and Lenders (defined below).

BACKGROUND

A. On December 26, 2001, Borrowers, the financial institutions which are now or which hereafter become a party thereto (individually, a “Lender” and collectively, the “Lenders”), and PNC, as agent for Lenders (PNC in such capacity, the “Agent”) entered into a certain Fourth Amended and Restated Revolving Credit and Security Agreement (as amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. In the case of a direct conflict between the provisions of the Loan Agreement and the provisions of this Amendment, the provisions hereof shall prevail.

B. Borrowers, Agent and Lenders modified certain definitions, terms and conditions contained in the Loan Agreement pursuant to that (i) certain First Amendment to Revolving Credit and Security Agreement dated February 4, 2002 to facilitate the execution of a Commitment Transfer Supplement by and between Lenders and Fleet Capital Corporation, (ii) certain Letter Agreement, dated as of March 21, 2002, among Borrowers, Agent and Lenders, (iii) certain Second Amendment to Revolving Credit, Term Loan and Security Agreement dated March 5, 2003, (iv) certain Third Amendment to Revolving Credit, Term Loan and Security Agreement dated August 1, 2003, (v) certain Fourth Amendment to Revolving Credit, Term Loan and Security Agreement dated September 12, 2003, (vi) certain Fifth Amendment to Revolving Credit, Term Loan and Security Agreement dated October 27, 2003, (vii) certain Sixth Amendment to Revolving Credit, Term Loan and Security Agreement dated November 17, 2003, (viii) certain Seventh Amendment to Revolving Credit, Term Loan and Security Agreement dated March 12, 2004, (ix) certain Eighth Amendment to Revolving Credit, Term Loan and Security Agreement dated April 27, 2004, (x) certain Ninth Amendment to Revolving Credit and Security Agreement dated September 27, 2004, (xi) certain Tenth Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement dated February 15, 2005 and (xii) certain Eleventh Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement dated March 30, 2005.

C. The Borrowers have requested and the Agent has agreed to modify certain definitions, terms and conditions in the Loan Agreement.

D. The parties have agreed, subject to the terms and conditions of this Amendment, to modify and amend the Existing Financing Agreements.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Upon the Effective Date (as defined below), Sections I and VII and of the Loan Agreement shall be amended as follows:

(a)

(i) The definitions of “Applicable Margin”, “Maximum Loan Amount”, “Maximum Revolving Advance Amount” and “Revolving Interest Rate” shall be deleted in their entirety and replaced as follows:

“Applicable Margin” for any period shall be determined by the Fixed Charge Coverage Ratio of Radnor on a Consolidated Basis calculated for the most recent fiscal quarter with respect to the four fiscal quarters then ended which shall be increased or decreased from time to time, as the case may be, so long as no Default or Event of Default shall have occurred and be continuing, as of the first day of each fiscal quarter following the fiscal quarter reported upon in the financial statements delivered pursuant to Sections 9.7 and 9.8 hereof. The Applicable Margin with respect to Eurodollar Rate Loans shall be the percentage set forth below as corresponds to the applicable ratio set forth below:

Fixed Charge Coverage Ratio	Revolving Advances Eurodollar Rate Margin
Less than 1.15:1	3.50%
1.15:1 to less than 1.50:1	3.25%
1.50:1 to less than 1.75:1	3.00%
1.75:1 or greater	2.75%

In the event of a Default or Event of Default hereunder, the Applicable Margin shall at all times thereafter be 3.50%.

“Maximum Loan Amount” shall mean Seventy Eight Million Dollars ($78,000,000); provided that, upon the earlier of (i) May 1, 2005 or (ii) Borrowers’ repayment of the outstanding principal balance of Advances by an amount not less than Twenty Million Dollars ($20,000,000) from the net proceeds of one or more Capital Event(s), Maximum Loan Amount shall mean Seventy Five Million Dollars ($75,000,000).

“Maximum Revolving Advance Amount” shall mean Seventy Eight Million Dollars ($78,000,000); provided that, upon the earlier of (i) May 1, 2005 or (ii) Borrowers’ repayment of the outstanding principal balance of Advances by an amount not less than Twenty Million Dollars ($20,000,000) from the net proceeds of one or more Capital Event(s), Maximum Revolving Advance Amount shall mean Seventy Five Million Dollars ($75,000,000).

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the Alternate Base Rate plus fifty (50) basis points with respect to Domestic Rate Loans or (b) the sum of the Eurodollar Rate plus the Applicable Margin.

(ii) Section 7.6 shall be deleted in its entirety and replaced as follows:

7.6 Capital Expenditures. Purchase or make any expenditure for fixed or capital assets (including capitalized leases) in an amount in excess of (i) $10,000,000 (or $20,000,000 in the event that (A) Borrowers repay the Advances by an amount not less than $20,000,000 from the net proceeds of one or more Capital Events, and (B) the Note Advance has been terminated and any Advances outstanding thereunder have been repaid) during fiscal year ending December 31, 2005 with respect to Radnor on a Consolidated Basis and (ii) $20,000,000 during any fiscal year thereafter with respect to Radnor on a Consolidated Basis.

(iii) Section 7.17 shall be deleted in its entirety and replaced as follows:

7.17. Senior Notes. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Senior Notes, except that Radnor may pay all regularly scheduled payments of interest on the Senior Notes and principal thereof at maturity, so long as no Event of Default has occurred and is continuing and after giving effect to such payment Borrowers’ Undrawn Availability is not less than $10,000,000.

2. Representations and Warranties. Each Borrower hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct as of the date hereof;

(b) reaffirms all of the covenants contained in the Loan Agreement, as amended hereby, and covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its organizational documents or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms.

3. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon satisfaction of the following conditions precedent (the “Effective Date”) (all documents to be in form and substance satisfactory to Agent and Agent’s counsel):

(a) Agent shall have received all fees which are due and payable to Agent or to the Lenders as required by the Loan Agreement, this Amendment or any fee letter entered into by Borrowers and Agent and/or Lenders;

(b) Each Lender, to the extent required by Agent and/or its counsel, shall have received a fully executed copy of its revolving credit note;

(c) Agent shall have received the executed legal opinion of Duane Morris LLP and such other counsel as requested by Agent each in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Amendment, and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(d) Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower and Guarantor authorizing the execution, delivery and performance of this Amendment and any related agreements; and

(e) Agent shall have received all other documents, agreements or information as required by Agent in its sole discretion.

4. Further Assurances and Affirmative Covenants. Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

5. Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6. Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7. Miscellaneous.

(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law. The terms and conditions of this Amendment shall be governed by the laws of the Commonwealth of Pennsylvania.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURES TO FOLLOW ON SEPARATE PAGES]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

RADNOR CHEMICAL CORPORATION
STYROCHEM DELAWARE, INC.
RADNOR DELAWARE II, INC.
STYROCHEM GP, LLC
By:	Radnor Chemical Corporation,
its Sole Member
STYROCHEM LP, LLC
By:	Radnor Chemical Corporation,
its Sole Member
STYROCHEM U.S., LTD.,
By:	StyroChem GP, LLC, its General Partner
By:	Radnor Chemical Corporation,
its Sole Member

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Executive Vice President

RADNOR HOLDINGS CORPORATION
WINCUP HOLDINGS, INC.
WINCUP GP, LLC
By:	WinCup Holdings, Inc.,
its Sole Member
WINCUP LP, LLC
By:	WinCup Holdings, Inc.
its Sole Member
WINCUP TEXAS, LTD.
By:	WinCup GP, LLC
its General Partner
By:	WinCup Holdings, Inc.
its Sole Member

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Executive Vice President

(Signature Page to Twelfth Amendment)

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Agents:
PNC BANK, NATIONAL ASSOCIATION,
as Lead Arranger and Administrative Agent

By:	/s/ Janeann Fehrle
Janeann Fehrle, Vice President

FLEET CAPITAL CORPORATION,
as Documentation Agent

By:	/s/ Robert Anchundia
Robert Anchundia, Vice President

Lenders:
PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Janeann Fehrle
Janeann Fehrle, Vice President

Commitment Percentage

Maximum Revolving Loan Amount	Commitment Percentage
If less than or equal to $75,000,000	33.33333332%
If greater than $75,000,000	33.760683756%

FLEET CAPITAL CORPORATION,
as Lender

By:	/s/ Robert Anchundia
Robert Anchundia, Vice President

Commitment Percentage

Maximum Revolving Loan Amount	Commitment Percentage
If less than or equal to $75,000,000	27.7777777867%
If greater than $75,000,000	27.777777782%

(Signature Page to Twelfth Amendment)

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LASALLE BUSINESS CREDIT, LLC,
as Lender

By:	/s/ Ellen T. Cook
Ellen T. Cook, First Vice President

Commitment Percentage

Maximum Revolving Loan Amount	Commitment Percentage
If less than or equal to $75,000,000	27.7777777867%
If greater than $75,000,000	27.777777782%

FIFTH THIRD BANK,
as Lender

By:	/s/ Donald K. Mitchell
Donald K. Mitchell, Vice President

Commitment Percentage

Maximum Revolving Loan Amount	Commitment Percentage
If less than or equal to $75,000,000	11.1111111067%
If greater than $75,000,000	10.683760679%

(Signature Page to Twelfth Amendment)

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